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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 March 12, 1999
                                 March 17, 1999
                       ---------------------------------
                       (Date of earliest event reported)
                                (Date of Report)


                              RITE AID CORPORATION
        ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                      1-5742                 23-1614034
    ------------------------------------------------------------------------
        (State of               (Commission File No.)      (IRS Employer
      Incorporation)                                    Indentification No.)


                 30 Hunter Lane, Camp Hill, Pennsylvania 17011
        ---------------------------------------------------------------
         (Address of principal executives offices, including zip code)


                                 (717) 761-2633
        ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.        OTHER EVENTS

               The Registrant issued the following press release on March 12, 1999:


[RITE AID LOGO]                                             MAILING ADDRESS
                                                            P.O. Box 3165
PRESS RELEASE                                               Harrisburg, PA 17105
For Further Information Contact:
                                                            GENERAL OFFICE
                                                            30 Hunter Lane
                                                            Camp Hill, PA 17011


Investors:                                                  Media:
Frank Bergonzi                                              Amy Johnson
(717) 975-5750                                              (717) 730-7732



        RITE AID ANNOUNCES PRELIMINARY FOURTH QUARTER EARNINGS ESTIMATES

        Camp Hill, PA (March 12, 1999)--Rite Aid Corporation (RAD--NYSE, PSE) announced today that the company's preliminary estimates are that earnings for the fourth quarter will be approximately $.30 to $.32 per share on a fully diluted basis as compared to First Call analysts' consensus estimates of $.52 per share. The company will announce results for the fourth quarter on March 29, 1999.

        During the year, the company opened 578 new and relocated stores. Thirty five percent of these units, or 206 stores, were opened in the last 45 days of the fourth quarter. The costs and expenses associated with the opening or relocation of those 206 stores accounted for approximately $.07 of the shortfall, which includes $.02 in greater than anticipated grand opening advertising expenses. In addition, the fourth quarter loss on the liquidation of inventory in the 208 stores closed during the third and fourth quarters exceeded expectations by approximately $.04.

        Rite Aid's new 875,000 square-foot, state-of-the-art distribution center in Perryman, Maryland, became fully operational this week, supplying 760 stores in the mid-Atlantic region. Start-up software problems at Perryman delayed the closing of the older Shiremanstown, Pennsylvania, distribution center for 11 weeks. The incremental costs incurred in running both facilities for that time period were approximately $.03 per share.

        The acquisition of PCS Health Systems on January 22, 1999, five weeks earlier than anticipated, did not allow sufficient time for the company to realize any fourth quarter benefits from synergies. This was responsible for approximately $.02 of the shortfall.

        Rite Aid also implemented a revised merchandising strategy during the quarter to reduce the selection in certain seasonal categories primarily in the eastern and southern stores. The markdowns associated with this strategy were responsible for approximately $.02 of the shortfall. Certain unanticipated costs and settlements were responsible for the balance of the shortfall.


                                     -more-
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RITE AID ANNOUNCES PRELIMINARY FOURTH QUARTER EARNINGS--PAGE 2


     Martin L. Grass, Rite Aid's Chairman and Chief Executive Officer, stated:
"While we are obviously disappointed with the results, we anticipate that in the current fiscal year we will begin to reap the benefits of our large and successful effort to upgrade and expand our store base. We remain committed to repositioning our store base to larger, free-standing units. We have concluded that for the current year, a program of 300 new and relocated stores should produce enhanced results. In addition, we are encouraged by the previously announced continued improvement in both our East and West Coast same-store pharmacy and front end sales, and by the approximately $200 million reduction in our inventory during the year."

     This press release contains forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among these statements are the company's preliminary estimates of earnings. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include final audit adjustments, as well as the other factors that typically could cause the company's results to differ from those expressed or implied in forward-looking statements. Additional factors could include competitive pricing pressures, third party prescription reimbursement levels, continued consolidation of the drugstore industry, consumer preferences, regulatory changes governing pharmacy practices, general economic conditions, inflation, merchandise supply constraints, interest rate movements, access to capital, availability of real estate, construction and start-up of drugstore and distribution center facilities, and the effects of technological difficulties including remediation of year 2000 compliance issues. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.



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                                SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 17, 1999


                                                RITE AID CORPORTAION



                                                By: /s/ Elliot S. Gerson
                                                ------------------------
                                                    Elliot S. Gerson
                                                    Executive Vice President
                                                    & General Counsel